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Exhibit 5.2

CONSENT OF BDO AUDIT

        The undersigned hereby consents to the use of their report(s), dated March 21, 2014, relating to the consolidated financial statements of Aurora Oil & Gas Limited and subsidiaries ("Aurora") for the year ended December 31, 2013 and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Baytex Energy Corp.

SIGNED for and on behalf of
BDO AUDIT (WA) PTY LTD
by a duly authorised representative:	Signed:	/s/ Glyn O'Brien
	Date:	12 March 2015

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  Exhibit 5.2
CONSENT OF BDO AUDIT